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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


The Board of Directors
Converse Inc.:

We consent to the incorporation by reference in the Registration Statements (Nos: 33-87806 and 333-13269) on Form S-8 of Converse Inc. of our report dated February 15, 1995, relating to the consolidated statements of operations, cash flows and stockholders' equity (deficiency) of Converse Inc. and subsidiaries for the year ended December 31, 1994, which report appears in the December 28, 1996 annual report on Form 10-K of Converse Inc.



                                                /s/ KPMG PEAT MARWICK LLP

                                                KPMG Peat Marwick LLP


Boston, Massachusetts
March 19, 1997